Exhibit 2

                      List of Cristalerias Subsidiaries
                           As of December 31, 2001


Company Name                                        Jurisdiction

Sociedad Anonima Vina Santa Rita                       Chile
Envases CMF S.A.                                       Chile
Constructora Apoger S.A.                               Chile
Inmobiliaria Don Alberto                               Chile
Cristalchile Comunicaciones S.A.                       Chile
Cordillera Comunicaciones Holding Ltda.                Chile
Cordillera Comunicaciones Ltda.                        Chile
Metropolis Intercom S.A.                               Chile
CIECSA S.A.                                            Chile
Megavision S.A.                                        Chile
Zig-Zag S.A.                                           Chile
Simetral S.A.                                          Chile
Ediciones Chiloe S.A.                                  Chile
Ediciones Financieras S.A.                             Chile
Cristalchile Inversiones S.A.                          Chile
Rayen Cura S.A.I.C.                                    Argentina